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                                                                    EXHIBIT 99.2

Contact:
Media relations
Ed Bryson
Public Relations Manager
(972) 543-5117
ebryson@metasolv.com

Investor relations
Glenn Etherington
Chief Financial Officer
(972) 403-8501 getherington@metasolv.com

        MetaSolv, Inc. Completes Acquisition of Assets of Nortel Networks
               Service Commerce Operation Support System Business

PLANO, TEXAS, February 1, 2002 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions that help service providers and businesses optimize their next-generation and traditional communications networks and services, today announced the completion of the previously announced acquisition of certain assets of Nortel Networks service commerce operations support system (OSS) business. The acquisition significantly expands MetaSolv's product suite, adding carrier grade service activation, modular inventory management and order management solutions, and industry-leading IP mediation and SLA management solutions.

The extended product portfolio enables service providers to simplify the costly and complex process of delivering value-added communications services over new packet-based technologies such as IP VPN, Gigabit Ethernet, ATM/Frame Relay, MPLS, and 2.5G/3G wireless, as well as traditional circuit-switched networks.

As announced on January 22, 2002, the acquisition includes assets of Architel Systems, which were acquired by Nortel Networks in 2000, as well as additional assets of Nortel Networks service management and business management OSS groups, for $35 million USD and the assumption of certain liabilities.

"We are very excited about adding the Nortel Networks service commerce OSS assets to the MetaSolv portfolio. The extensive experience and communications industry expertise of these two strong teams creates a powerful combination of people, products, and services," said Jim Janicki, MetaSolv, Inc. CEO.

MetaSolv has begun to integrate the Nortel Networks OSS assets sales and marketing, professional services, and customer support organizations to ensure a smooth transition for current and prospective customers.

"We see significant opportunity for our customers to benefit from the expanded product suite, and the combined MetaSolv and Nortel Networks customer support and professional services teams," said Janicki. "We will continue to offer all of the newly acquired products on a stand alone basis. In addition, we are executing a product integration plan that will result in the most advanced, comprehensive, pre-integrated OSS solution available."

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MetaSolv Completes Acquisition of Nortel Networks OSS Assets
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About MetaSolv
MetaSolv, Inc. (Nasdaq:MSLV), through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading global provider of communications management solutions that help service providers and businesses optimize their traditional and next-generation networks and services. Founded in 1992, MetaSolv is headquartered in Plano, Texas and has regional offices in key global cities. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800) 747-0791.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv's current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for 2000, as well as by other factors, including: the variance of quarterly operating results; its ability to successfully manage and integrate Nortel Networks service commerce business; its reliance on sales of MetaSolv Solution software; its need to expand sales and distribution capabilities; its need to expand its software with new functionality and to new customer markets; its ability to attract and retain qualified employees; its continued use of strategic relationships to implement and sell its products; its ability to manage growth; its international operations; its ability to meet customer expectations; the quality of its software delivered; competition; growth of the internet and internet-based services; consolidation within the telecommunications industry; and limitations on the ability of customers to obtain adequate financing.

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